Exhibit 99.2

Monsanto Company 800 North Lindbergh Blvd St. Louis, Missouri 63167

Fourth-Quarter and Fiscal Year 2003
Supplemental Data — Unaudited

Net sales by geography*	Fourth Quarter	Fourth Quarter		Fiscal Year	Fiscal Year
($ in millions)	2003	2002	%chg	2003	2002	%chg

North America	$770	$877	(12)%	$3,076	$3,227	(5)%
Latin America	$317	$102	211%	$887	$757	17%
Europe-Africa	$163	$133	23%	$709	$593	20%
Asia-Pacific	$57	$78	(27)%	$264	$363	(27)%

TOTAL COMPANY	$1,307	$1,190	10%	$4,936	$4,940	0%

Net trade receivables by geography*	Aug. 31,	Aug. 31,	Higher/
($ in millions)	2003	2002	(lower)

United States	$1,243	$1,350	$(107)
Argentina	$229	$284	$(55)
Brazil	$256	$251	$5
All other countries	$568	$566	$2

TOTAL COMPANY	$2,296	$2,451	$(155)

Gross profit	Fiscal Year	Fiscal Year
($ in millions)	2003	2002	% chg

Seeds and genomics products	$1,085	$753	44%
Roundup and other glyphosate-based agricultural herbicides	$699	$994	(30)%
All other agricultural productivity products	$531	$498	7%

TOTAL COMPANY	$2,315	$2,245	3%

*	Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.